Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cyclo3pss Corporation for the registration of 3,573,024 shares of its common stock and to the incorporation by reference thereof of our report dated May 4, 2000 with respect to the consoldiated financial statements of Cyclo3pss Corporation included in its Annual Report (Form 10-KSB) for the year ended February 29, 2000, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young, LLP

Salt Lake City, Utah
August 11, 2000



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